EXHIBIT 23.3
CONSENT OF INDEPENDENT AUDITORS
We consent to the use in this Registration Statement of Halo Technology Holdings, Inc. on Form S-4 of our report dated April 13, 2006 related to the financial statements of InfoNow Corporation as of December 31, 2005 and for each of the two years in the period ended December 31, 2005, appearing in the prospectus, which is part of this Registration Statement and to the reference to us under the heading “Experts” in such prospectus.
/s/ DELOITTE & TOUCHE LLP
Denver, Colorado
April 13, 2006